The WhiteWave Foods Company Board of Directors Approves a Reduction in the
Voting Rights of WhiteWave Class B Common Stock
Dean Foods’ Board has approved a May 23rd Distribution Date for the Spin-Off

Broomfield, Colo. (May 1, 2013) – The WhiteWave Foods Company (“WhiteWave”) (NYSE: WWAV), reported that its parent, Dean Foods Company, announced today that its board of directors has approved the distribution of a portion of its remaining equity interest in WhiteWave to Dean Foods stockholders. Earlier today, Dean Foods announced that the distribution will be effected on May 23, 2013 and announced the approximate distribution ratios, record date and other details of the spin-off. When the distribution is complete, Dean Foods will continue to own an interest in WhiteWave but will no longer own a controlling interest.

“The spin-off is exciting news for us, and marks the beginning of the next stage of WhiteWave’s history,” said Gregg Engles, Chairman and CEO of WhiteWave. “We will continue to focus on uniting the spirit and principles of small food with the scale and resources of big food to change the way the world eats for the better.”

In connection with today’s announcement by Dean Foods, WhiteWave’s board of directors today approved a reduction in the voting rights of WhiteWave Class B common stock that will become effective upon the distribution. At such time, each share of WhiteWave Class B common stock will become entitled to ten votes with respect to the election and removal of directors and one vote with respect to all other matters submitted to a vote of WhiteWave’s stockholders.  Dean Foods has consented to the reduction in the voting rights of WhiteWave Class B common stock.

Distribution Details
Dean Foods today announced that its board of directors has authorized the distribution to Dean Foods stockholders of an aggregate of 47,686,000 shares of WhiteWave Class A common stock and 67,914,000 shares of WhiteWave Class B common stock on May 23, 2013, the distribution date, as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on the record date, May 17, 2013. Based on the number of shares of Dean Foods common stock outstanding on March 31, 2013, Dean Foods estimates that each share of Dean Foods common stock will receive approximately 0.256 shares of WhiteWave Class A common stock and approximately 0.364 shares of WhiteWave Class B common stock in the distribution. Dean Foods will determine and announce the actual distribution ratios for the WhiteWave Class A common stock and the WhiteWave Class B common stock to be distributed per share of Dean Foods common stock based on the number of shares of Dean Foods common stock outstanding on the record date.

Fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock will not be distributed to Dean Foods stockholders. Instead, the fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Dean Foods stockholders who would otherwise receive WhiteWave fractional shares. The spin-off has been structured to qualify as a tax-free distribution to Dean Foods stockholders for U.S. federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Dean Foods stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.

Beginning on May 15, 2013, and continuing through the close of trading on the New York Stock Exchange (“NYSE”) on May 23, 2013, the distribution date, a “regular way” market and two “when-issued” markets will exist in WhiteWave common stock (each of which will be traded on the NYSE):

•	WhiteWave Class A common stock “regular way” market (NYSE: WWAV): The regular way market is the same market for WhiteWave Class A common stock that has been in existence since WhiteWave completed its initial public offering of Class A common stock in October 2012.

•	WhiteWave Class A common stock “when-issued” market (NYSE: WWAV WI): The when-issued market for WhiteWave Class A common stock relates to the shares of WhiteWave Class A common stock that will be distributed to Dean Foods stockholders on the distribution date. Therefore, if you are entitled to receive shares of WhiteWave Class A common stock in the distribution, you may trade your entitlement to the shares of WhiteWave Class A common stock, without the shares of Dean Foods common stock you own, in the WhiteWave Class A common stock when-issued trading market.

•	WhiteWave Class B common stock “when-issued” market (NYSE: WWAV.B WI): The when-issued market for WhiteWave Class B common stock relates to the shares of WhiteWave Class B common stock that will be distributed to Dean Foods stockholders on the distribution date. Therefore, if you are entitled to receive shares of WhiteWave Class B common stock in the distribution, you may trade your entitlement to the shares of WhiteWave Class B common stock, without the shares of Dean Foods common stock you own, in the WhiteWave Class B common stock when-issued trading market.

Also, beginning on May 15, 2013 and continuing through the close of business on May 23, 2013, there will be two markets in Dean Foods common stock: a “regular way” market and an “ex-distribution” market. Both regular way and ex-distribution trading in shares of Dean Foods common stock take place on the NYSE. If you own shares of Dean Foods common stock on the Record Date and you sell those shares in the regular way market prior to or on the Distribution Date, you will also be selling your right to receive the dividend of WhiteWave shares with respect to the Dean Foods shares you sold. If you own shares of Dean Foods common stock on the Record Date and sell those shares in the ex-distribution market prior to or on the Distribution Date, you will still receive the dividend of WhiteWave shares with respect to the Dean Foods shares you sold.

WhiteWave Class A common stock currently trades on the NYSE under the symbol “WWAV”. Following the distribution date, WhiteWave Class B common stock will trade on the NYSE under the symbol “WWAV.B”. The distribution of shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be made in book entry form, and no physical share certificates of WhiteWave will be issued. An information statement describing the distribution will be mailed to Dean Foods stockholders following the record date.

In anticipation of the distribution, Dean Foods has informed WhiteWave that, prior to the distribution, Dean Foods will provide notice to WhiteWave of the conversion of 82,086,000 shares of WhiteWave Class B common stock owned by Dean Foods into 82,086,000 shares of WhiteWave Class A common stock, of which 47,686,000 shares of WhiteWave Class A common stock will be distributed by Dean Foods in the spin-off and 34,400,000 shares of WhiteWave Class A common stock will be retained by Dean Foods following the distribution. Dean Foods expects the conversion to be effective at the close of business on the distribution date immediately prior to the distribution.

About The WhiteWave Foods Company
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, and premium dairy products throughout North America and Europe.  WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly produced products.  WhiteWave’s widely-recognized, leading brands distributed in North America include Silk® plant-based foods and beverages, International Delight® and LAND O LAKES® coffee creamers and beverages, and Horizon Organic® premium dairy products.  Its popular European brands of plant-based foods and beverages include Alpro® and Provamel®.

Forward-Looking Statements
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the spin-off and other dispositions of Dean Foods’ remaining ownership interest in WhiteWave. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The disposition of Dean Foods’ remaining ownership interest in WhiteWave in one or more tax-free dispositions after the spin-off would be subject to various conditions, including the receipt of any necessary regulatory or other approvals, the existence of satisfactory market conditions, and Dean Foods’ maintenance of the private letter ruling from the Internal Revenue Service. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of WhiteWave’s most recent Annual Report on Form 10-K. The forward-looking statements in this press release speak only as of the date of this release. WhiteWave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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